Exhibit 4.2
LENDINGCLUB CORPORATION
MEMBER PAYMENT DEPENDENT NOTES

INDENTURE
DATED AS OF [      , 2008]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS TRUSTEE

CROSS REFERENCE TABLE1

TIA		INDENTURE
SECTION		SECTION
310	(a)(1)	6.8; 6.10
	(a)(2)	6.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	6.10
	(b)	6.8; 6.10
	(c)	N.A.
311	(a)	6.11
	(b)	6.11
	(c)	N.A.
312	(a)	2.6
	(b)	9.3
	(c)	9.3
313	(a)	6.6
	(b)	6.6
	(c)	6.6; 9.2
	(d)	6.6
314	(a)	3.2; 9.2
	(b)	N.A.
	(c)(1)	9.4
	(c)(2)	9.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	9.6
	(f)	3.3
315	(a)	6.1
	(b)	6.5; 9.2
	(c)	6.1
	(d)	6.1
	(e)	5.11
316	(a)(1)(A)	5.5
	(a)(1)(B)	5.4
	(a)(2)	N.A.
	(b)	5.7
	(c)	N.A.
317	(a)(1)	5.8
	(a)(2)	5.9
	(b)	2.5
318	(a)	9.1
N.A. means not applicable.

[1]	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

TABLE OF CONTENTS2

[2]	Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

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     INDENTURE dated as of [      ], 2008, by and between LendingClub Corporation, a Delaware corporation (“Company”), and Wells Fargo Bank, National Association, a national banking association incorporated and existing under the laws of the United States of America, as trustee (“Trustee”).
RECITALS OF THE COMPANY
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of special limited obligations of the Company referred to as Member Payment Dependent Notes (herein called the “Securities”) to be issued in series as in this Indenture provided.
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Securities or each series thereof as follows:
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.1 DEFINITIONS.
     “ACH System” means the Automated Clearing House system of the U.S. Federal Reserve Board or a successor system providing electronic funds transfers between banks.
     “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “Control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
     “Board of Directors” means the board of directors of the Company or any committee of such board authorized with respect to any matter to exercise the powers of the Board of Directors of the Company.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means, except as otherwise specified as contemplated by Section 2.2(c), with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, each Monday, Tuesday, Wednesday, Thursday and Friday that is (1) not a day on which the ACH System is closed and (2) not a day on which banking institutions are authorized or obligated by law or executive order to close in San Francisco, California or New York, New York.

     “Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.
     “Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its Chief Executive Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee or, with respect to Sections 2.1, 2.2(c), 2.3, and 6.2, any other employee of the Company named in an Officers’ Certificate delivered to the Trustee.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Holder” or “Securityholder,” when used with respect to any Security, means, the person in whose name a Security is registered on the Registrar’s books.
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof and shall include the terms of a particular series of Securities established as contemplated in Section 2.2(c).
     “Unsuccessful Payment Fees” means any fee imposed by the Company in respect of a Member Loan when the Company’s payment request is denied for any reason, including but not limited to insufficient funds in the borrower member’s bank account or the closing of such bank account.
     “Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
     “Maturity,” when used with respect to any Security, means the date on which an installment of Principal thereof or interest thereon becomes due and payable as therein or herein provided, whether at the Stated Maturity, by declaration of acceleration, or otherwise.
     “Member Loan” means a loan to an individual borrower member loan originated through the Company’s platform on its website www.lendingclub.com or any successor website, but only to the extent such Member Loan has been financed by the Company with the proceeds of the Securities. For the avoidance of doubt, the term “Member Loans” does not include any portion of an individual borrower member loan originated through the Company’s platform that has been financed by the Company from other sources of funding.

     “Member Loan Net Payments,” with respect to a Member Loan, means all Member Loan Payments net of all applicable Service Charges.
     “Member Loan Payments,” with respect to a Member Loan, means all amounts received by the Company, and not reversed through the ACH System within four Business Days, in connection with the repayment of such Member Loan, including without limitation, all payments or prepayments of principal and interest, any late fees and any amounts received by the Company upon collection efforts; PROVIDED, that Member Loan Payments shall not include any Unsuccessful Payment Fees received by the Company in respect of such Member Loan or any collection fees imposed in connection with collection efforts on a delinquent Member Loan by the Company or by a third-party collection agency.
     “Officer” means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.
     “Officers’ Certificate” means a written certificate containing the information specified in Sections 9.4 and 9.6, signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its Chief Executive Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion containing the information specified in Sections 9.4 and 9.6, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.
     “Payment Date” means any Principal Payment Date or Interest Payment Date.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, or government or any agency or political subdivision thereof.
     “Place of Payment,” when used with respect to the Securities of any series, means the place or places where, subject to the provisions of Section 3.5, the Principal of and any interest on the Securities of that series are payable as specified as contemplated by Section 2.2(c).
     “Principal” or “Principal Amount” of a Security, except as otherwise specifically provided in this Indenture, means the outstanding principal of the Security.
     “Principal Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of Principal on such Security.
     “Record Date” for the amounts payable on any Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 2.2(c).
     “SEC” means the Securities and Exchange Commission.
     “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     “Securities Act” means the Securities Act of 1933, as amended.
     “Securityholder” or “Holder,” when used with respect to any Security, means a person in whose name a Security is registered on the Registrar’s books.
     “Service Charge” means, with respect to any Member Loan, 1.00% of all Member Loan Payments received by the Company.
     “Stated Maturity,” when used with respect to any installment of Principal thereof or interest thereon, means the date specified in such Security as the fixed date on which an amount equal to such installment of Principal thereof or interest thereon is due and payable.
     “Subsidiary” means, with respect to any person, a corporation of which a majority of the Capital Stock having voting power under ordinary circumstances to elect a majority of the board of directors of such corporation is owned by (i) such person, (ii) such person and one or more Subsidiaries or (iii) one or more Subsidiaries of such person.
     “TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in Section 8.3.
     “Trust Officer” means , when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.
     “United States” means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico), and other areas subject to its jurisdiction.
     Section 1.2 OTHER DEFINITIONS.

Defined in
Term	Section
“Bankruptcy Law”	5.1
“Custodian”	5.1
“Defaulted Payment”	2.10
“Event of Default”	5.1
“Legal Holiday”	9.9
“Notice of Default”	5.1
“Outstanding”	2.8
“Paying Agent”	2.4
“Registrar”	2.4

     Section 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “Commission” means the SEC.
     “Indenture Securities” means the Securities.
     “Indenture Security Holder” means a Holder or Securityholder.
     “Indenture to be Qualified” means this Indenture.
     “Indenture Trustee” or “Institutional Trustee” means the Trustee.
     “Obligor” on the indenture securities means the Company.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
     Section 1.4 RULES OF CONSTRUCTION. Unless the context otherwise requires:
          (i) a term has the meaning assigned to it;
          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States as in effect from time to time;
          (iii) “OR” is not exclusive;
          (iv) “INCLUDING” means including, without limitation; and
          (v) words in the singular include the plural, and words in the plural include the singular.
ARTICLE II
THE SECURITIES
     Section 2.1 FORMS GENERALLY. The Securities of each series and the certificate of authentication in respect thereof shall be in substantially the form set forth on Exhibit A as shall be established by delivery to the Trustee of a Company Order, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Officers executing such Securities as evidenced by their execution of the Securities. The Securities shall be in fully registered form only and shall be printed, lithographed, engraved, word processed or evidenced in electronic form or produced by any combination of these methods or may be produced in any other manner, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities.
     Section 2.2 TITLE, TERMS AND DENOMINATIONS.
     (a) The aggregate Principal Amount of Securities that may be authenticated and delivered under this Indenture shall be unlimited.
     (b) To the extent provided in, and except as otherwise permitted by, this Indenture, (1) the Securities shall be special limited obligations of the Company and (2) no payments of Principal and interest on the Securities of any series shall be payable unless the Company has received Member Loan Payments in respect of the Member Loan corresponding to such series, and then shall be payable equally and ratably on the Securities of such series only to the extent of the Member Loan Net Payments related to the Member Loan corresponding to such series. No Holder of a Security shall have any recourse against the Company unless and then only to the extent that the Company (1) has failed to pay such Holder the Member Loan Net Payments in respect of the Member Loan corresponding to such Holder’s Security or (2) has otherwise breached a covenant in this Indenture.
     (c) For each series of Securities there shall be established and, subject to Section 2.3, set forth, or determined in the manner provided, in a Company Order:
          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);
          (2) the limit upon the aggregate Principal Amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of Securities of the series pursuant to Sections 2.7 or 8.5);
          (3) the Member Loan that corresponds to Securities of the series;
          (4) the Stated Maturity and Payment Dates of the Securities of the series and the Record Date for any amounts payable on any Payment Date;
          (5) the stated rate at which the Securities of the series shall bear interest;
          (6) the place or places where, subject to the provisions of Section 3.5, the Principal of and or interest on Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

          (7) any restrictions on the transfer or transferability of Securities of the series;
          (8) the obligation, if any, of the Company to redeem Securities of the series at the option of a Holder thereof, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be purchased, in whole or in part;
          (9) the denominations in which any Securities of the series shall be issuable, if other than denominations of $25 and any integral multiple thereof;
          (10) any addition to or change in the Events of Default which apply to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.2;
          (11) any addition to or change in the covenants set forth in Article III which apply to Securities of the series; and
          (12) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 8.1(7)).
     All Securities of a series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to a Company Order pursuant to this Section 2.2(c) or in any indenture supplemental hereto.
     (d) Prior to the issuance of the initial series of Securities under this Indenture, a copy of the Board Resolution authorizing the execution, delivery and performance of this Indenture, shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of an Officers’ Certificate setting forth the general terms of the Securities. Such Board Resolution and Officers’ Certificate shall provide general terms for Securities and provide either that the specific terms of each series shall be specified in a Company Order or that such terms shall be determined by the Company, or one or more of the Company’s agents designated in an Officers’ Certificate, in accordance with the Company Order as contemplated by Section 2.3.
     (e) Unless otherwise provided as contemplated by Section 2.2(c) with respect to any series of Securities, any Securities of a series shall be issuable in denominations of $25 and any integral multiple thereof.
     Section 2.3 EXECUTION, AUTHENTICATION, DELIVERY AND DATING. The Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, or the Treasurer or any Assistant Treasurer. The signature of any of these officers on the Securities may be electronic, manual or facsimile.
     Securities bearing the electronic, manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture (and subject to delivery of the Board Resolution and Officers’ Certificate as set forth in Section 2.2 prior to the issuance of the initial series of Securities), the Company may authenticate and deliver Securities of any series and upon such authentication and delivery shall promptly provide a record of all such Securities executed and authenticated by the Company to the Trustee, together with a copy of the Company Order authorizing the authentication and delivery of such Securities;
     In addition, prior to the issuance of the initial series of Securities, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel stating:
     (a) that the forms of such Securities have been, and the terms of such Securities (when established in accordance with such procedures as may be specified from time to time in a Company Order, all as contemplated by and in accordance with a Board Resolution pursuant to Section 2.2(d), as the case may be) will have been, duly authorized by the Company and established in conformity with the provisions of this Indenture;
     (b) that such Securities, when (1) executed by the Company, (2) completed, authenticated and delivered by the Company in accordance with this Indenture, and (3) issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to customary exceptions; and
     (c) that all laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with.
     The Trustee may conclusively rely, as to the authorization by the Company of any series of Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 2.1, 2.2(c) and 2.2(d) and this Section, as applicable, at or prior to the time of the first authentication of Securities of the initial series of Securities unless and until it has received written notification that such opinion or other documents have been superseded or revoked. In connection with the authentication and delivery of Securities, the Trustee shall be entitled to assume, unless it has received written notice to the contrary or any of its Trust Officers has actual knowledge to the contrary, that the Company’s authentication and delivery such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.
     Each Security shall be dated the date of its authentication.
     The Company may appoint an authenticating agent acceptable to the Trustee to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Company may do so. Each reference in this Indenture to authentication by the Company includes authentication by such agent.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Company by electronic or manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. The Company’s certificate of authentication shall be in substantially the following form:
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

LENDINGCLUB CORPORATION as Authenticating Agent
By:
Name:
Title:

     Section 2.4 REGISTRAR AND PAYING AGENT. The Company shall maintain, with respect to each series of Securities, an office or agency where such Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where such Securities may be presented for purchase or payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term Paying Agent includes any additional paying agent.
     The Company shall enter into an appropriate agency agreement with respect to each series of Securities with any Registrar, Paying Agent or co-registrar. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar.
     The Company initially will serve as the Registrar and Paying Agent in connection with such Securities.
     Section 2.5 PAYING AGENT TO HOLD MONEY AND SECURITIES IN TRUST. Except as otherwise provided herein, prior to or on each due date of payments in respect of any series of Securities, the Company shall deposit with the Paying Agent with respect to such Securities a sum of money sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee or the Company) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the making of payments in respect of the Securities of such series and shall notify the Trustee in writing of any default by the Company in making any such payment. At any time during the continuance of any such default, a Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust with respect to such Securities. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent for a series of Securities, it shall segregate the money held by it as Paying Agent with respect to such Securities and hold it as a separate trust fund. The Company at any time may require a Paying Agent for a series of Securities to pay all money held by it with respect to such Securities to the Trustee and to account for any money disbursed by it. Upon doing so, such Paying Agent shall have no further liability for the money.
     Section 2.6 SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each series of Securities. The Company shall cause to be furnished to the Trustee at least monthly on the first business day of each month a listing of Holders of each series of Securities dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders of each series of Securities.
     Section 2.7 TRANSFER. Subject to any limitations on transferability set forth in a Security, upon surrender for registration of transfer of such Security at the office or agency of the Company designated pursuant to Section 3.5 for such purpose in a Place of Payment, the Company shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate Principal Amount and tenor. The Company may (1) impose a reasonable service charge for any registration of transfer or exchange, which service charge shall be described on the Company’s website www.lendingclub.com and may be changed or waived from time to time and (2) the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer of the Securities from the Securityholder requesting such transfer.
     All Securities issued upon any registration of transfer of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer.
     Every Security presented or surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly electronically or in writing.
     Section 2.8 OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS’ ACTION. Securities of any series “Outstanding” at any time are, as of the date of determination, all the Securities of such series theretofore authenticated by the Company for such series except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be “Outstanding” because the Company or an Affiliate thereof is the Holder of the Security; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite Principal Amount of Outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in conclusively relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any

Affiliate of the Company. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination.
     If the Paying Agent (other than the Company) holds, in accordance with this Indenture, on the final Stated Maturity, money sufficient to pay Securities payable on that date in full, then on and after that date such Securities shall cease to be Outstanding.
     Section 2.9 CANCELLATION. All Securities surrendered for payment, or registration of transfer, shall, if surrendered to any person other than the Company, be delivered to the Company and all Securities so delivered shall be promptly cancelled by it. The Company may at any time cancel any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever and may cancel any Securities previously authenticated hereunder that the Company has not issued and sold. The Company may not reissue, or issue new Securities to replace, Securities it has cancelled.
     No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted in the form of Securities for any particular series or as permitted by this Indenture.
     Section 2.10 PAYMENTS. Payment of Principal and interest on any Security which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Record Date for such Payment Date.
     Any payments on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Payment Date (herein called “Defaulted Payment”) shall forthwith cease to be payable to the Holder on the relevant Record Date, and such Defaulted Payment may be paid by the Company to the Holder of the Security on a record date chosen by the Company and in any lawful manner, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section and Section 2.7, each Security delivered under this Indenture upon registration of transfer of any other Security shall carry the rights to payments, which were carried by such other Security.
     Section 2.11 PERSONS DEEMED OWNERS. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of Principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     Section 2.12 CUSIP NUMBERS. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the

Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
ARTICLE III
COVENANTS
     Section 3.1 PAYMENT OF SECURITIES. The Company shall promptly make all payments in respect of each series of Securities in lawful money of the United States on the dates and in the manner provided in the Securities but solely from the sources provided pursuant to Section 2.2(b) and, to the extent not otherwise so provided, pursuant to this Indenture. The Company shall have no liability or obligation with respect to the payment of the purchase price of any Securities except to the extent of the Member Loan Net Payments in respect of the Member Loan corresponding to such series. At the Company’s option, payments of Principal or interest may be made by check or by transfer to an account maintained by the payee.
     Section 3.2 SEC REPORTS. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).
     Section 3.3 COMPLIANCE CERTIFICATE; STATEMENT BY OFFICERS AS TO DEFAULT. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending on March 31, 2009) an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not the signers know of any Default that occurred during such period. If they do, such Officers’ Certificate shall describe the Default and its status.
     The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.
     Section 3.4 FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 3.5 MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in each Place of Payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon

the Company in respect of the Securities of that series and this Indenture may be served. The office of the Company at [                                        ] shall be such office or agency for all of the aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change in the location, of such other office or agency.
     The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 3.6 MEMBER LOAN SERVICING.
     (a) With respect to each series of Securities, the Company shall use commercially reasonable efforts to service and collect the Member Loan corresponding to such series, in good faith, accurately and in accordance with industry standards customary for servicing loans such as the Member Loans. Notwithstanding the generality of the foregoing, (1) referral of a delinquent Member Loan to a collection agency on the 31st day of its delinquency shall be deemed to constitute commercially reasonable servicing and collection efforts; and (2) the Company shall have the right, at any time and from time to time, to amend or waive any term of such Member Loan, or in the case of a Member Loan that is more than 120 days delinquent, to cancel such Member Loan without the consent of any Holder of any Securities of the series corresponding to such Member Loan.
     (b) With respect to each series of Securities, the Company shall use commercially reasonable efforts to maintain backup servicing arrangements providing for the Member Loan corresponding to such series to be serviced and collected in good faith, accurately and in accordance with industry standards customary for servicing loans such as the Member Loans.
ARTICLE IV
SUCCESSOR CORPORATION
     Section 4.1 WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:
     (a) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;
     (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and
     (c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied.
     The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease of its properties and assets substantially as an entirety, the Company shall be discharged from all obligations and covenants under this Indenture, and the Securities.
ARTICLE V
DEFAULTS AND REMEDIES
     Section 5.1 EVENTS OF DEFAULT. Unless otherwise specified as contemplated by Section 2.2(c) with respect to any series of securities, an “Event of Default” occurs, with respect to each series of the Securities individually, if:
          (1) the Company defaults, subject in each case, to the limitations set forth in Sections 2.2(b) and 3.1 and in the Securities in the payment of any Principal of, or interest upon, any Security of such series when the same becomes due and payable and continuance of such default for a period of 30 days;
          (2) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1) above and other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of a series of Securities other than such series) and such failure continues for 90 days after receipt by the Company of a Notice of Default PROVIDED, HOWEVER, that if the Company shall proceed to take curative action which, if begun and prosecuted with due diligence, cannot be completed within a period of 90 days then such period shall be increased to such extent as shall be necessary to enable the Company diligently to complete such curative action;
          (3) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the wind up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;
          (4) (a) the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company consents to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company files a petition or answer or consent seeking reorganization or substantially comparable relief under any applicable federal state law, (d) the Company (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company takes any corporate action in furtherance of any such actions in this clause (4); or
          (5) any other Event of Default provided with respect to Securities of that series.
     “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors. “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     A Default under clause (2) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities of all series for which such Default exists notify the Company and the Trustee, of the Default and the Company does not cure such Default within the time specified in clause (2) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
     Section 5.2 ACCELERATION. If an Event of Default specified in Section 5.1(3) or (4) occurs and is continuing, the Principal (or portion thereof) of all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders, notwithstanding the second sentence of Section 3.1 hereof and without respect to whether there are or will be Member Loan Net Payments in respect of the Member Loans corresponding to the Securities. The Holders of a majority in aggregate Principal Amount of all Outstanding Securities, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, and (ii) all Events of Default specified in Section 5.1(3) or (4) have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. For avoidance of doubt, there shall be no acceleration of the Principal (or portion thereof) of any Securities upon the occurrence of and Event of Default other than an Event of Default specified in Section 5.1(3) or (4).

     Section 5.3 OTHER REMEDIES. If an Event of Default with respect to a series of Outstanding Securities occurs and is continuing, the Trustee may pursue any available remedy to (a) collect the payment of the whole amount then due and payable on such Securities for Principal and interest, with interest upon the overdue Principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest from the date such interest was due, at the rate or rates prescribed therefor in such Securities and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including amounts due the Trustee under Section 6.7 or (b) enforce the performance of any provision of the Securities or this Indenture.
     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 5.4 WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate Principal Amount of the Outstanding Securities of any series, by notice to the Trustee (and without notice to any other Securityholder), may on behalf of the Holders of all the Securities of such series waive an existing Default with respect to such series and its consequences except (1) an Event of Default described in Section 5.1(1) with respect to such series or (2) a Default in respect of a provision that under Section 8.2 cannot be amended without the consent of the Holder of each Outstanding Security of such series affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
     Section 5.5 CONTROL BY MAJORITY. The Holders of a majority in aggregate Principal Amount of the Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability.
     Section 5.6 LIMITATION ON SUITS. A Holder of any Security of any series may not pursue any remedy with respect to this Indenture or the Securities unless:
          (1) the Holder gives to the Trustee written notice stating that an Event of Default with respect to the Securities of that series is continuing;
          (2) the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities of that series make a written request to the Trustee to pursue the remedy;
          (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense satisfactory to the Trustee;

          (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and
          (5) the Holders of a majority in aggregate Principal Amount of the Outstanding Securities of that series do not give the Trustee a direction inconsistent with such request during such 60-day period.
     A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
     Section 5.7 RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right, which is absolute and unconditional, of any Holder of any Security to receive payment of the Principal of and (subject to Section 2.10) interest on such Security on the Stated Maturity or Maturities expressed in such Security held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Holder.
     Section 5.8 COLLECTION SUIT BY TRUSTEE. If an Event of Default described in Section 5.1(1) with respect to Securities of any series occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to such series of Securities and the amounts provided for in Section 6.7.
     Section 5.9 TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue Principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (a) to file and prove a claim for the whole amount of Principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due the Trustee under Section 6.7) and of the Holders of Securities allowed in such judicial proceeding,
     (b) to terminate the Company’s rights to service the Member Loans and require the substitution of a backup servicer in place of the Company, and
     (c) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each

Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.
     Nothing herein contained shall be deemed to authorize the Trustee or the holders of Securities to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.
     Section 5.10 PRIORITIES. If the Trustee collects any money pursuant to this Article V, it shall pay out the money in the following order and, in case of the distribution of such money on account of Principal or interest, upon presentation of the Securities, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: to the Trustee for amounts due under Section 6.7;
     SECOND: to Securityholders for amounts due and unpaid for the Principal and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for Principal and interest, respectively; and
     THIRD: the balance, if any, to the Company.
     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 5.10. At least 15 days before such record date, the Company shall mail or electronically transmit to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.
     Section 5.11 UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.7 or a suit by Holders of more than 10% in aggregate Principal Amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security or coupon for the enforcement of the payment of the Principal of or interest on any Security or the payment of any coupon on or after the Stated Maturity or Maturities expressed in such Security.
     Section 5.12 WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VI
TRUSTEE
     Section 6.1 DUTIES OF TRUSTEE.
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (b) Except during the continuance of an Event of Default with respect to Securities of any series:
          (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
          (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 6.1;
          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.5 or exercising any trust or power conferred upon the Trustee under this Indenture.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 6.1.
     (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.
     (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for any interest on any money received by it except as the Trustee may otherwise agree in writing with the Company.
     Section 6.2 RIGHTS OF TRUSTEE.
     (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
     (c) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
     (d) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, Opinion of Counsel (or both), Company Order or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper believed to be genuine and to have been signed or presented by the proper party or parties.
     (e) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company.
     (f) The Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel.
     (g) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.
     (h) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in the aggregate principal amount of the Securities of such series then Outstanding; PROVIDED, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of any such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expense or liabilities as a condition to proceeding; the reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand.
     (i) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.
     (j) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
     (k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (l) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the designated corporate trust office of the Trustee, and such notice references the Securities and this Indenture.
     (m) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (n) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
     (o) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
     Section 6.3 INDIVIDUAL RIGHTS OF TRUSTEE, ETC. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Authenticating Agent, Registrar or co-registrar or any other agent of the Company may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.
     Section 6.4 TRUSTEE’S DISCLAIMER. The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. The Trustee shall not be accountable for the Company’s use of the proceeds from the Securities and, shall not be responsible for any statement in the registration statement for the Securities under the Securities Act of 1933, as amended, or in the Indenture or the Securities or for the determination as to which beneficial owners are entitled to receive any notices hereunder.
     Section 6.5 NOTICE OF DEFAULTS. If a Default with respect to the Securities of any series occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder of Securities of such series notice of such Default in the manner set forth in TIA Section 315(b) within 90 days after it occurs. Except in the case of a Default described in Section 5.1(1) with respect to any Security of such series or a Default in the payment of any sinking fund installment with respect to any Security of such series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of Securities of such series.
     Section 6.6 REPORTS BY TRUSTEE TO HOLDERS. If required by Section 313(a) of the TIA, within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail or transmit electronically to each Holder of Securities a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and (c).
     A copy of each report at the time of its mailing or transmission to Holders of Securities shall be filed with the SEC.
     Section 6.7 COMPENSATION AND INDEMNITY. The Company agrees:
     (a) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and
     (c) to indemnify the Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a

Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     To secure the Company’s payment obligations in this Section 6.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal of or interest, if any, on particular Securities.
     The Company’s obligations pursuant to this Section 6.7 shall survive the discharge or other termination of this Indenture or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(3) or (4), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.
     Section 6.8 REPLACEMENT OF TRUSTEE. The Trustee may resign by so notifying the Company; PROVIDED, HOWEVER, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 6.8. The Holders of a majority in aggregate Principal Amount of the Outstanding Securities at the time outstanding may remove the Trustee with respect to the Securities by so notifying the Trustee and may appoint a successor Trustee, which successor Trustee shall, in the absence of an Event of Default, be reasonably acceptable to the Company. The Company shall remove the Trustee if:
          (1) the Trustee fails to comply with Section 6.10;
          (2) the Trustee is adjudged bankrupt or insolvent;
          (3) a receiver or public officer takes charge of the Trustee or its property; or
          (4) the Trustee otherwise becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more series, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any series).
     In the case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail or electronically transmit a notice of its succession to Holders of Securities of the particular series with respect to which such successor Trustee has been appointed. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.7.
     In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-Trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject, nevertheless, to its lien, if any, provided for in Section 6.7.
     If a successor Trustee with respect to the Securities of any series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Outstanding Securities of such series at the time outstanding may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
     If the Trustee fails to comply with Section 6.10, any Holder of a Security of such series may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.
     Section 6.9 SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
     Section 6.10 ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9). In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) shall be deemed incorporated herein.

     Section 6.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE VII
SATISFACTION AND DISCHARGE
     Section 7.1 DISCHARGE OF LIABILITY ON SECURITIES. This Indenture shall upon Company Request cease to be of further effect as to all Outstanding Securities or all Outstanding Securities of any series, as the case may be (except as to any surviving rights of registration of transfer of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
     (a) either
          (1) all Outstanding Securities or all Outstanding Securities of any series, as the case may be, theretofore authenticated and delivered, (other than Securities or Securities of such series, as the case may be, for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 7.2) have been delivered to the Company or the Trustee for cancellation; or
          (2) all such Securities not theretofore delivered to the Company or the Trustee for cancellation,
               (i) have become due and payable, or
               (ii) will become due and payable at their Stated Maturity within one year;
and the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee or the Company for cancellation, for principal and any interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity, as the case may be;
     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
     The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.
     Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, the obligations of the Company to the Trustee with respect to the Securities of that series under Section 6.7, the obligations of the Company to any Authenticating Agent and, if money shall have been deposited with the Trustee pursuant to clause (b) of this Section, Section 7.2 shall survive. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.
     Section 7.2 REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company on Company Request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years. After return to the Company, Holders entitled to the money must look to the Company for payment as general creditors with limited recourse as described herein and in the Securities unless an applicable abandoned property law designates another person.
ARTICLE VIII
SUPPLEMENTAL INDENTURES
     Section 8.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
          (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or
          (2) to add to the covenants, agreements and obligations of the Company for the benefit of the Holders of all of the Securities or any series thereof, or to surrender any right or power herein conferred upon the Company; or
          (3) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.2(c), respectively; or
          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.8; or
          (5) to cure any ambiguity, defect or inconsistency;

          (6) to amend restrictions on transferability of any Securities on any series in any manner that does not adversely affect the rights of any Securityholder in any material respect; or
          (7) to add to, change or eliminate any of the provisions of this Indenture (which addition, change or elimination may apply to one or more series of Securities), PROVIDED that any such addition, change or elimination shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision; or
          (8) to secure the Securities; or
          (9) to make any other change that does not adversely affect the rights of any Securityholder in any material respect.
     Section 8.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Outstanding Securities of each series affected by such supplemental indenture, the Company and the Trustee may amend this Indenture or the Securities of any series or may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series and under this Indenture; PROVIDED, HOWEVER, that no such amendment or supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:
          (1) change the Stated Maturity of the Principal of, or any installment of Principal or interest on, any such Security, or reduce the Principal Amount thereof or the rate of interest thereon that would be due and payable upon a declaration of acceleration of maturity thereof pursuant to Section 5.2, or change the Place of Payment where, or change the coin or currency in which, any installment of principal of or interest on, any such Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;
          (2) reduce the percentage in Principal Amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) with respect to the Securities of such series provided for in this Indenture; or
          (3) modify any of the provisions of this Section, Section 5.4 (clauses (1) and (2)) or 5.7, except to increase the percentage of Outstanding Securities of such series required for such actions to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.
     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
     It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment or supplemental indenture under this Section 8.2 becomes effective, the Company shall mail or electronically transmit to each Holder of the particular Securities affected thereby a notice briefly describing the amendment.
     Section 8.3 COMPLIANCE WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.
     Section 8.4 REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS. Until an amendment or waiver with respect to a series of Securities becomes effective, a consent to it or any other action by a Holder of a Security of that series hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the Company or an agent of the Company certifies to the Trustee that the consent of the requisite aggregate Principal Amount of the Securities of that series has been obtained. After an amendment, waiver or action becomes effective, it shall bind every Holder of Securities of that series.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver with respect to a series of Securities. If a record date is fixed, then notwithstanding the first two sentences of the immediately preceding paragraph, those persons who were Holders of Securities of that series at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
     Section 8.5 NOTATION ON OR EXCHANGE OF SECURITIES. Securities of any series authenticated and delivered after the execution of any supplemental indenture with respect to such series pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of such series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared ,executed, authenticated and delivered by the Company in exchange for outstanding Securities of that series.
     Section 8.6 TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES. The Trustee shall sign any supplemental indenture authorized pursuant to this Article VIII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the

Trustee may, but need not, sign it. In signing such amendment, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
     Section 8.7 EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except to the extent otherwise set forth thereon.
ARTICLE IX
MISCELLANEOUS
     Section 9.1 TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by the TIA, the required provision shall control.
     Section 9.2 NOTICES. Any notice or communication shall be in writing and delivered in person, mailed by first-class mail, postage prepaid or transmitted electronically to any Holder at the registered address maintained in the Company’s records; PROVIDED, that any notice or communication by and among the Trustee and the Company may be made by telecopy and shall be effective upon receipt thereof and shall be confirmed in writing, mailed by first-class mail, postage prepaid, and addressed as follows:
if to the Company:
LendingClub Corporation
440 North Wolfe Road
Sunnyvale, California 94085
Attention: Chief Executive Officer
Facsimile:
Email:
if to the Trustee:
Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, New York 10006
Attention: Corporate Trust Services
Facsimile: (212) 515-1589
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication given to a Holder of Securities shall be transmitted electronically to or mailed to such Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Failure to electronically transmit or mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders of Securities of the same series. If a notice or communication is electronically transmitted or mailed in the manner provided above, it is duly given, whether or not received by the addressee.
     If the Company electronically transmits or mails a notice or communication to the Holders of Securities of a particular series, it shall electronically transmit or mail a copy to the Trustee and each Registrar, co-registrar or Paying Agent, as the case may be, with respect to such series.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice to Holders of Securities as set forth above, then such notification as shall be made with the acceptance of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities.
     Section 9.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company and the Trustee, the Registrar or the Paying Agent with respect to a particular series of Securities, and anyone else, shall have the protection of TIA Section 312(c).
     Section 9.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
          (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 9.5 FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified

Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Section 9.6 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:
          (1) statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;
          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;
          (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.
     Section 9.7 SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 9.8 RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. With respect to the Securities of a particular series, the Trustee with respect to such series of Securities may make reasonable rules for action by or a meeting of Holders of such series of Securities. With respect to the Securities of a particular series, the Registrar and the Paying Agent with respect to such series of Securities may make reasonable rules for their functions.
     Section 9.9 LEGAL HOLIDAYS. A “Legal Holiday” is any day other than a Business Day. If any specified date (including an Interest Payment Date or Stated Maturity of any Security, or a date for giving notice) is a Legal Holiday at any Place of Payment or place for giving notice, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section) payment of interest or Principal need not be made at such Place of Payment, or such other action need not be taken, on such date, but the action shall be taken on the next succeeding day that is not a Legal Holiday at such Place of Payment with the same force and effect as if made on the Interest Payment Date, or at the Stated Maturity or such other date.
     Section 9.10 GOVERNING LAW AND JURISDICTION; WAIVER OF JURY TRIAL. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. THE COMPANY, THE TRUSTEE, AND EACH HOLDER OF A SECURITY (BY ACCEPTANCE THEREOF) THEREBY, (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS INDENTURE, (II) IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION IN SUCH SUITS AND (III) IRREVOCABLY WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
     Section 9.11 NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder of such Security shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
     Section 9.12 SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
     Section 9.13 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 9.14 BENEFITS OF INDENTURE. Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefits or any legal or equitable right, remedy or claim under this Indenture.
     Section 9.15 MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
     Section 9.16 FORCE MAJEURE. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

LENDINGCLUB CORPORATION

By:

Name:
Title:
Attest:

Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Name:
Title:

EXHIBIT A
Form of Security
FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT BECAUSE PAYMENTS ON THE NOTE ARE DEPENDENT ON PAYMENTS ON THE CORRESPONDING MEMBER LOAN. THE ISSUE PRICE OF THE NOTE IS THE STATED PRINCIPAL AMOUNT OF THIS NOTE, AND THE ISSUE DATE IS THE ORIGINAL ISSUE DATE. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER THE AMOUNT OF OID AND YIELD TO MATURITY OF THIS NOTE. A HOLDER SHOULD CONTACT LENDINGCLUB MEMBER SUPPORT AT 1-866-754-4094 OR tax@lendingclub.com.
ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL unless (1) the Company has established a resale platform for the Notes, and (2) this Note has been presented by the registered Holder (as defined below) to the Company or its agent for registration of transfer.
MEMBER PAYMENT DEPENDENT NOTE SERIES NO.                      1
LENDINGCLUB CORPORATION

No.	[CUSIP ]
HOLDER:                                        2
CORRESPONDING MEMBER LOAN:                                         3
STATED PRINCIPAL AMOUNT OF THIS NOTE: U.S. $                                        4
AGGREGATE PRINCIPAL AMOUNT OF THIS SERIES OF NOTES: U.S. $                    5
INTEREST RATE:                    6
SERVICE CHARGE: 1% OF ALL MEMBER LOAN NET PAYMENTS.
ORIGINAL ISSUE DATE:                                         7

[1]	Insert loan ID number for Corresponding Member Loan.

[2]	Insert lender member’s screen name.

[3]	Insert description of Corresponding Member Loan.

[4]	Insert principal amount of lender member’s Corresponding Member Loan.

[5]	Insert maximum aggregate principal amount of series, which should be aggregate principal amount of Corresponding Member Loan that is being funded by lender members.

[6]	Insert coupon stated on Corresponding Member Loan.

[7]	Insert date corresponding to date of closing of Corresponding Member Loan.

INITIAL MATURITY DATE:                                         8
FINAL MATURITY DATE:                                         9
ELECTION DATE:                                         10
EXTENSION ELECTION: Each Note will mature on the Initial Maturity Date, unless the Holder of the Note elects to extend the maturity of the Note to the Final Maturity Date subject to conditions and in accordance with the procedures described below. In no event will the maturity of the Notes be extended beyond the Final Maturity Date.
PAYMENT DATES: Subject to the limitations on payment described below, the Company will make payments of principal and interest on or before the fourth Business Day following receipt of any Member Loan Net Payments by the Company in accordance with the payment schedule for this Note, which is available on the Holder’s account page at www.lendingclub.com, subject to prepayment at any time without penalty.
          LendingClub Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), for value received, hereby promises to pay to the person identified as the “Holder” above (the “Holder”), principal and interest on this Note in U.S. dollars in an amount equal to the Holder’s equal and ratable share of the Member Loan Net Payments on each Payment Date (in accordance with the payment schedule for this Note, which is available on the Holder’s account page at www.lendingclub.com and subject to prepayment) until the Initial Maturity Date or, if such Holder has elected to extend the maturity of the Note, until the Final Maturity Date. For the avoidance of doubt, (1) no payments of principal and interest on this Note shall be payable unless the Company has received Member Loan Payments, and then only to the extent of Member Loan Net Payments in respect of those Member Loan Payments related to the Corresponding Member Loan identified above that have been received by the Company, and (2) no Holder of the Note shall have any recourse against the Company unless, and then only to the extent that, the Company has failed to pay such Holder the Member Loan Net Payments or otherwise breached a covenant in the Indenture described below that is applicable to the series of Notes of which this Note forms a part. Subject to certain exceptions provided in the Indenture referred to below, the principal and interest payable on any Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Record Date next preceding such Payment Date or maturity date.
          “Record Date” shall mean the second Business Day immediately preceding each Interest Payment Date.
          “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the Automated Clearing House system operated by the U.S. Federal Reserve Bank (the “ACH System”) is closed and (2) not a day on which banking institutions are authorized or obligated by law or executive order to close in San Francisco, California or New York, New York.

[8]	Insert date corresponding to stated maturity of Corresponding Member Loan plus four Business Days.

[9]	Insert date that is 120 days after stated maturity of Corresponding Member Loan plus four Business Days.

[10]	Insert date that is one Business Day prior to the Initial Maturity Date.

          If, on the Election Date, any principal or interest payments in respect of the Corresponding Member Loan remain due and payable to the Company, the Holder of this Note shall have the option to extend the maturity date of this Note to the Final Maturity Date identified above. To make an effective election, the Holder must, prior to 5:30 p.m., San Francisco time on the Election Date, deliver a notice of election to the Company electronically through the Company’s platform at www.lendingclub.com, at which time such notice will become irrevocable.
          If the Holder does not make an election to extend the maturity of this Note, the Note will mature on the Initial Maturity Date and no Consumer Loan Net Payments that the Company receives in respect of the Corresponding Consumer Loan after such Initial Maturity Date shall be required to be paid to the Holder of the Note.
          All payments of principal and interest on this Note due to the Holder hereof shall be made in U.S. dollars, in immediately available funds, by intra-institution book entry transfer to the Holder’s designated sub-account in the trust account maintained by the Company at Wells Fargo Bank, National Association, or such alternate account of the Holder designated by the Trustee in accordance with the Indenture.
     All U.S. dollar amounts used in or resulting from the calculation of amounts due in respect of this Note shall be rounded to the nearest cent (with one-half cent being rounded upward).
          This Note is one of a duly authorized series of special limited obligations of the Company (hereinafter called the “Securities”) all issued or to be issued under and pursuant to an Indenture dated as of [                                        , 2008] (hereinafter called the “Indenture”), duly executed and delivered by the Company and Wells Fargo Bank, National Association, as trustee (hereinafter called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Securities. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”), as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and the TIA for a statement of such terms. As provided in the Indenture, the Securities may be issued in one or more separate series, which different series may be issued in various aggregate principal amounts, mature at different times, bear interest at different rates, be subject to different covenants and events of default, and otherwise vary as provided or permitted in the Indenture.
     If an Event of Default described in Section 5.1(3) or (4) of the Indenture occurs and is continuing, the unpaid stated principal amount hereof will become and be immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each series of Securities affected thereby, at the time Outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any indenture supplemental thereto or modifying in any manner the rights of the holders of this Note; provided, however, that no such supplemental indenture shall (1) change the Stated Maturity of the principal of, or any installment of principal or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon that would be due and payable upon a declaration of acceleration of maturity thereof or change the place of payment where, or change the coin or currency in which, any any installment of principal and interest on any such Security is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) with respect to the Securities, or (3) modify any of the provisions of Section 8.2, Section 5.4 (clauses (1) and (2)) or Section 5.7 of the Indenture, except to increase the percentage of Outstanding Securities required for such actions to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of all affected series at the time outstanding, on behalf of the holders of all the Securities of such series, to waive, insofar as those series are concerned, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued upon the registration of transfer hereof or, irrespective of whether or not any notation thereof is made upon this Note or other such Notes.
     This Note is not entitled to any sinking fund. This Note is not redeemable at the option of the Holder. The Company shall redeem all of the Outstanding Notes of the series of which this Note forms a part for 100% of the outstanding principal amount of such Notes if the Corresponding Member Loan has been obtained as a result of identity theft or fraud on the part of the purported borrower member. The Company may, in its reasonable discretion, require proof of the identity theft or fraud, such as a copy of the police report filed by the person whose identity was wrongfully used to obtain the Corresponding Member Loan.
     The Notes are in registered form without coupons in denominations of $25 and integral multiples of $25 in excess thereof. The Notes may not be transferred and the transfer of Notes shall not be registered as provided in the Indenture unless and until the Company shall have established a resale platform for the Notes through its website www.lendingclub.com or otherwise. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in Sunnyvale, California, a new Note or Notes in authorized denominations in Dollars for an equal aggregate principal amount and like interest rate and maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for (1) any stamp tax or other governmental charge imposed in connection therewith and (2) any transfer charges associated with the Company’s resale platform as described on its website at www.lendingclub.com.
     The Company, the Trustee, and any paying agent may deem and treat the registered Holder hereof as the absolute owner of this Note at the Holder’s address as it appears on the register books of the Company as kept by the Company or duly authorized agent of the Company (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectively satisfy and discharge liability for moneys payable on this Note.
     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future shareholder, officer or director, as such, of the Company, either directly or through the Company, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or otherwise, all such personal liability of every such incorporator, shareholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.
     Unless otherwise defined herein, terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. To the extent that provisions contained in this Note are inconsistent with the provisions set forth in the Indenture, the provisions contained herein will apply.
     This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction.
     This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Company or its duly authorized agent under the Indenture referred to above.
     IN WITNESS WHEREOF, LENDINGCLUB CORPORATION has caused this instrument to be signed by its duly authorized officers.

Dated:

LENDINGCLUB CORPORATION
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series of Securities designated therein referred to in the within-mentioned Indenture.
LENDINGCLUB CORPORATION
as Authenticating Agent

By:
Name:
Title: